EXHIBIT 99.2

ANADARKO MIDCON OPERATIONS

Combined Statements of Revenues and Direct Operating Expenses

Years ended December 31, 2006, 2005, and 2004

Independent Auditors’ Report

The Board of Directors
Anadarko Petroleum Corporation:

We have audited the accompanying combined statements of revenues and direct operating expenses of the Anadarko Mid-Continent Operations (MidCon Operations), acquired on May 2, 2007 by EXCO Resources, Inc., for each of the years in the three-year period ended December 31, 2006. These statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statements of revenues and direct operating expenses are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the MidCon Operations’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 1. The combined statements are not intended to be a complete presentation of MidCon Operations’ revenues and expenses.

In our opinion, the combined statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the MidCon Operations for each of the years in the three-year period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/  KPMG LLP

Houston, Texas
July 16, 2007

ANADARKO MIDCON OPERATIONS

Combined Statements of Revenues and Direct Operating Expenses

Years ended December 31, 2006, 2005, and 2004

(In thousands)

	2006	2005	2004
Total revenues	$347,026	329,123	299,159
Direct operating expenses:
Lease operating expenses	29,912	24,697	22,226
Production and other taxes	28,778	26,370	27,300
Total direct operating expenses	58,690	51,067	49,526
Excess of revenues over direct operating expenses	$288,336	278,056	249,633

See accompanying notes to combined statements of revenues and direct operating expenses.

ANADARKO MIDCON OPERATIONS

Notes to Combined Statements of Revenues and Direct Operating Expenses

Years ended December 31, 2006, 2005, and 2004

(1)                     Basis of Presentation

On February 1, 2007, EXCO Resources, Inc. (EXCO) entered into an Agreement (Agreement) with Anadarko Petroleum Corporation, Anadarko E&P Company LP, Howell Petroleum Corporation, and Kerr-McGee Oil & Gas Onshore LP (collectively referred as Anadarko) whereby EXCO agreed to acquire from Anadarko certain oil and natural gas properties (MidCon Operations). The acquisition was effective on January 1, 2007 and closed on May 2, 2007 for a cash purchase price of approximately $748.9 million, subject to contractual post-closing adjustments as set forth in the Agreement.

Anadarko did not prepare separate stand-alone historical financial statements for the MidCon Operations in accordance with accounting principles generally accepted in the United States of America. Accordingly, it is not practicable to identify all assets and liabilities, or other indirect operating costs applicable to the MidCon Operations. The accompanying combined statements of revenues and direct operating expenses were prepared from the historical accounting records of Anadarko.

Certain indirect expenses as further described in note 5 were not allocated to the MidCon Operations’ historical financial records. Any attempt to allocate these expenses would require significant and judgmental allocations which would be arbitrary and would not be indicative of the performance of the properties had they been owned by EXCO.

These combined statements of revenues and direct operating expenses do not represent a complete set of financial statements reflecting financial position, results of operations, shareholders’ equity and cash flows of the MidCon Operations and are not indicative of the results of operations for the MidCon Operations going forward.

(2)                     Significant Accounting Policies

Principles of Combination and Use of Estimates — The combined statements of revenues and direct operating expenses are derived from the accounts of Anadarko. All significant intercompany transactions and balances have been eliminated in combination of the financial statements. Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the combined statements of revenues and direct operating expenses. Actual results could be different from those estimates.

Revenue Recognition — Total revenues in the accompanying combined statements of revenues and direct operating expenses include oil, natural gas, and natural gas liquids (NGLs). Anadarko recognizes revenues based on the amount of oil, natural gas, and NGLs sold to purchasers when delivery to the purchaser has occurred and title has transferred. Anadarko follows the sales method of accounting for gas imbalances, whereby, as sales volumes exceed Anadarko’s entitled share, an overproduced imbalance occurs. To the extent the overproduced imbalance exceeds Anadarko’s share of the remaining estimated proved natural gas reserves for a given property, a liability is recorded. At December 31, 2006, MidCon Operations reported overproduced natural gas imbalances of approximately 2.3 million Mcf.

Direct Operating Expenses — Direct operating expenses are recognized when incurred and consist of direct expenses of operating the MidCon Operations. The direct operating expenses include lease operating, processing, and production and other tax expense. Lease operating expenses include lifting costs, well repair expenses, surface repair expenses, well workover costs, and other field expenses. Lease operating

ANADARKO MIDCON OPERATIONS

Notes to Combined Statements of Revenues and Direct Operating Expenses

Years ended December 31, 2006, 2005, and 2004

expenses also include expenses directly associated with support personnel, support services, equipment, and facilities directly related to oil and natural gas production activities. Production and other taxes consist of severance and ad valorem taxes.

(3)                     Related Party Transactions

A portion of the natural gas production from the MidCon Operations was sold to wholly owned Anadarko affiliates. The products sold to Anadarko affiliates were resold to unrelated third parties. Any margins earned by Anadarko affiliates are excluded from the accompanying financial statements.

(4)                     Contingencies

The activities of the MidCon Operations are subject to potential claims and litigation in the normal course of operations. Anadarko management does not believe that any liability resulting from any pending or threatened litigation will have a materially adverse effect on the operations or financial results of the MidCon Operations.

(5)                     Excluded Expenses (Unaudited)

The MidCon Operations were part of a much larger enterprise prior to the acquisition by EXCO. Indirect costs have not been included in the financial statements. These costs include indirect general and administrative expenses, interest, income taxes, and other indirect expenses not allocated to the MidCon Operations and have been excluded from the accompanying statements. Total COPAS overhead recoveries were approximately $2,098,000 per year, and have been excluded from these financial statements. In addition, management of Anadarko believes such indirect expenses are not indicative of future costs or recoveries which would be incurred by EXCO.

Also, depreciation, depletion, and amortization have been excluded from the accompanying combined statements of revenues and direct operating expenses as such amounts would not be indicative of those expenses which would be incurred based on the amounts expected to be allocated to the oil properties in connection with the purchase price allocation by EXCO.

(6)                     Cash Flow Information (Unaudited)

Capital expenditures relating to oil and natural gas properties were $45.9 million, $73.4 million, and $77.1 million for the years ended December 31, 2006, 2005 and 2004, respectively. Other cash flow information is not available on a stand alone basis for the MidCon Operations.

(7)                     Derivative Financial Instruments — Open Positions (Unaudited)

Subject to the Agreement, Anadarko entered into fixed price crude oil and natural gas swap contracts to economically hedge a portion of future production. The fixed prices of the swap contracts will be settled based on NYMEX. The swaps were not qualified for hedge accounting. The effects of these derivatives are not reflected in the computation of future cash inflows in the unaudited supplemental information for oil and natural gas producing activities.

ANADARKO MIDCON OPERATIONS

Notes to Combined Statements of Revenues and Direct Operating Expenses

Years ended December 31, 2006, 2005, and 2004

The following Operations’ table sets forth the open crude oil and natural gas swap derivatives that were entered into for the MidCon properties on January 23, 2007:

	Daily volume mmbtus	Weighted average price

	(In thousands, except price)
Natural gas swaps:
February 1, 2007 through December 31:
2007	64,491	$7.70
2008	50,000	8.14
2009	40,000	7.83
	154,491
Crude oil swaps:
February 1, 2007 through December 31:
2007	2,449	$56.58
2008	2,000	59.60
2009	2,000	59.98
	6,449

(a)                       Supplemental information for oil and natural gas producing activities (unaudited)

Supplemental oil and natural gas reserve information related to the MidCon Operations is presented in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 69, Disclosures about Oil and Gas Producing Activities (SFAS No. 69).

Because oil and natural gas reserves are based on many assumptions, all of which may substantially differ from actual results, reserve estimates and timing of development and production may be significantly different from the actual quantities of oil and natural gas that are ultimately recovered and the timing of such production. In addition, results of drilling, testing, and production after the date of an estimate may justify material revisions to the estimates.

(b)                       Estimated proved reserves (Unaudited)

Proved oil and natural gas reserves are estimated and prepared in accordance with SEC guidelines and are a function of; (i) the quality and quantity of available data, (ii) the interpretation of that data, (iii) the accuracy of various economic assumptions used and (iv) the judgment of the persons preparing the estimate.

The volumes of proved oil and natural gas reserves shown are estimates, which, by their nature, are subject to later revision. These proved oil and natural gas reserves were estimated utilizing available geological and reservoir data as well as production performance data. These estimates are prepared annually by reserve engineers, and revised either upward or downward, as warranted by additional performance data.

ANADARKO MIDCON OPERATIONS

Notes to Combined Statements of Revenues and Direct Operating Expenses

Years ended December 31, 2006, 2005, and 2004

The following table sets forth estimates of the proved oil, NGLs (collectively referred as liquids), and natural gas reserves (net of royalty interests) and changes therein, for the periods indicated.

	Natural gas (Mmcf)	Liquids (Mbbl)	Total (Mboe) (1)
January 1, 2004	314,653	9,627	62,069
Purchase of reserves in place	—	—	—
New discoveries and extensions	45,982	1,715	9,379
Revisions of previous estimates	89,470	(842)	14,069
Production	(38,918)	(1,606)	(8,092)

December 31, 2004	411,187	8,894	77,425

Purchase of reserves in place	—	—	—
New discoveries and extensions	15,007	3,095	5,596
Revisions of previous estimates	21,154	8,076	11,602
Production	(32,665)	(1,394)	(6,838)

December 31, 2005	414,683	18,671	87,785

Purchase of reserves in place	—	—	—
New discoveries and extensions	137	61	84
Revisions of previous estimates	3,130	810	1,332
Production	(32,938)	(1,550)	(7,040)

December 31, 2006	385,012	17,992	82,161

Proved developed reserves as of:
December 31, 2004	315,847	6,883	59,524
December 31, 2005	324,361	9,972	64,033
December 31, 2006	296,948	9,927	59,418

Proved undeveloped reserves as of:
December 31, 2004	95,340	2,011	17,901
December 31, 2005	90,322	8,699	23,752
December 31, 2006	88,064	8,065	22,743

(1)             Total volumes are in thousands of barrels of oil equivalent (MBOE).  For this computation, one barrel is the equivalent of six thousand cubic feet of natural gas.

Estimates of future net cash flows from proved reserves of natural gas and liquids were made in accordance with SFAS No. 69. The amounts were prepared by Anadarko’s engineers and are shown in the following table. The price estimates used for the development of future cash inflows were $54.92, $47.99, and $40.97 per barrel of liquids and $5.81, $8.27, and $5.73 per Mmbtu of natural gas for 2006, 2005 and 2004, respectively. Estimated future cash flows are reduced by estimated future development, production, abandonment and dismantlement costs based on year-end cost levels, assuming continuation of existing economic conditions, and by estimated future income tax expense. Income tax expense is calculated by applying the existing statutory tax rates to the pretax net cash flows, giving effect to any permanent differences and reduced by the applicable tax basis.

ANADARKO MIDCON OPERATIONS

Notes to Combined Statements of Revenues and Direct Operating Expenses

Years ended December 31, 2006, 2005, and 2004

(c)                      Standardized measure of discounted future net cash flows

The present value of future net cash flows does not purport to be an estimate of the fair market value of the MidCon Operations’ proved reserves. An estimate of fair value would also take into account, among other things, anticipated changes in future prices and costs, the expected recovery of reserves in excess of proved reserves and a discount factor more representative of the time value of money and the risks inherent in producing oil and natural gas.

The following table sets forth estimates of the standardized measure of discounted future net cash flows from proved reserves of oil and natural gas for the periods indicated.

	Year ended December 31
	2006	2005	2004
	(In thousands)
Future cash inflows	$3,225,894	4,323,348	2,719,498
Future production costs	978,179	975,895	621,651
Future development costs	295,180	267,639	146,430
Future income tax expense	675,445	1,082,599	673,671
Future net cash flows	1,277,090	1,997,215	1,277,746
10 percent discount for estimated timing of cash flows	704,386	1,091,761	658,921
Standardized measure of discounted future net cash flows relating to oil and natural gas reserves	$572,704	905,454	618,825

ANADARKO MIDCON OPERATIONS

Notes to Combined Statements of Revenues and Direct Operating Expenses

Years ended December 31, 2006, 2005, and 2004

The following table sets forth the changes in standardized measure of discounted future net cash flow relating to proved oil and natural gas reserves for the periods indicated.

	Year ended December 31
	2006	2005	2004
	(In thousands)
Beginning of period	$905,454	618,825	440,210
Sales of oil and natural gas produced, net of production costs	(288,336)	(278,056)	(249,633)
Net changes in prices and production costs	(386,990)	431,115	131,699
Extensions and discoveries, net of future development	1,967	32,193	67,370
Development costs incurred during the period	45,893	73,357	77,072
Change in estimated future development costs	(45,205)	(86,160)	(74,647)
Revisions of previous quantity	16,573	215,958	184,356
estimates	140,062	94,670	66,475
Accretion of discount	188,316	(167,291)	(103,330)
Net change in income taxes	(5,030)	(29,157)	79,253
Timing and Other
Net change	(332,750)	286,629	178,615
End of period	$572,704	905,454	618,825